Exhibit 10.99(b)

December 14, 2007

Ocimum Biosolutions Inc.
#8765 Guion Road, Suite #G
Indianapolis, Indiana 46268
Attention: Subash Lingareddy

O3 Capital Advisors Pvt. Ltd.
#3 Levelle Road,
Bangalore 560 001, India
Attention:  Shiraz Bugwadia

RE:
Amendment No. 2 to the Asset Purchase Agreement (the “APA”) by and between Gene Logic Inc., a Delaware corporation (“Company”), Ocimum Biosolutions Limited, a company incorporated under the Company Act, 1956 in the Republic of India (“Parent”), and Ocimum Biosolutions Inc., a Delaware corporation (“Purchaser”), amended by that certain letter agreement made by and among Company, Purchaser and Parent dated December 12, 2007

Gentlemen:

The Parties wish to, and hereby do, amend the APA as provided below.  Capitalized terms used herein, but not otherwise defined herein, shall have the meanings given to such terms in the APA.

1.           Waiver and Indemnification.  In consideration for proceeding to a Closing, including the waiver by Purchaser and Parent of the condition precedent pursuant to Section 1.06(a)(v) that a third party’s signature be obtained, the Parties have agreed as follows:

A.                 Section 7.09 is deleted in its entirety and replaced with the following:

“Section 7.09.   Exclusive Remedies.  The remedies of the parties set forth in this Article VII and Article XI are intended to be the sole and exclusive remedies and sole and exclusive liabilities of the parties for all matters related to breaches of this Agreement, or the Transactions contemplated by this Agreement, regardless of the legal theory pursuant to which liability is claimed, except for (i) the remedies of injunctive relief provided in Section 10.09 with respect to the specific matters to which such Section relates and (ii) in the case of fraud.

B.                 Article XI below is inserted to follow Article X.

“ARTICLE XI

LEASE INDEMNIFICATION

Section 11.1                           Indemnification by Company.  Subject to the limitations contained in this Article VII, (i) Company shall, from and after Closing, indemnify and hold Purchaser, Parent and their respective affiliates harmless and (ii) Purchaser and Parent shall, from and after Closing, indemnify and hold Company and its affiliates harmless against all Lease Losses (as hereinafter defined).

Section 11.2                           Lease Losses.  For purpose of this Agreement, “Lease Losses” shall mean one-half (1/2) of the aggregate amount of all claims, losses, liabilities, damages, deficiencies, penalties, costs and expenses, including, without limitation, increases in rent, relocation expenses to the extent of packing, moving, storage and transportation costs, reasonable expenses of investigation and reasonable attorneys’ fees and expenses, incurred by any Party hereto in connection with any Legal Action, which  (i) arise from, are related to or are in connection with a claim or assertion by the landlord under the 50 West Watkins Mill Road Lease, or its successors or assigns (“Landlord”), that the execution, delivery and performance by the Parties of the 50 West Watkins Lease Assignment and Assumption Agreement without, or prior to, the Landlord providing consent, if any, required pursuant to the 50 West Watkins Mill Road Lease was improper, a breach or an event of default, and (ii) are in excess of the base rent and additional rent, as those terms are defined in the 50 West Watkins Mill Road Lease.  Notwithstanding the foregoing, “Lease Losses” shall expressly not include lost revenues or profits of a Party.

Section 11.3                           Indemnification Additional.  Notwithstanding anything to the contrary elsewhere in this Agreement, (i) the indemnification in this Article XI is in addition to, and not in lieu of, the indemnification set forth  in Article VII, and (ii) the provisions of Sections 7.03 and 7.04 shall not apply to this Article XI.  The Parties agree that the procedures set forth in Section 7.07, (“Third Party Claims”) shall apply to this Article XI.

Section 11.4                           Termination.  The provisions of this Article XI shall terminate upon the earlier to occur of: (i) the written consent of the Landlord to the assignment and assumption of the 50 West Watkins Mill Road Lease without any conditions or changes to such lease, (ii) the written agreement of the Parties or (iii) the date of the expiration of the statute of limitations applicable to the subject matter thereof to which the claim for indemnification relates.

2.           Except as expressly amended herein, the APA shall remain otherwise unamended and in full force and effect.

Please acknowledge your agreement to the terms set forth in this letter agreement further amending the APA by executing this letter and returning a copy to me not later than December 14, 2007.

Regards,

GENE LOGIC INC. (Company):
By: /s/ Charles L. Dimmler
Charles L. Dimmler, III, Chief Executive
Officer and President

Acknowledged and Accepted by:

OCIMUM BIOSOLUTIONS (INDIA) LIMITED
(Parent):

By: /s/ L.V. Subash
Subash Lingareddy, President and Chief
Financial Officer

OCIMUM BIOSOLUTIONS INC.
(Purchaser):

By: /s/ L.V. Subash
Subash Lingareddy, President and Chief
Financial Officer

{Signature Page to APA Amendment No. 2}